Exhibit 99

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G, dated January 7, 2008 (the “Schedule 13G”), with respect to the ordinary shares, par value $0.01 per share, of Shanda Interactive Entertainment Limited is, and any amendments executed by us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an exhibit to the Schedule 13G and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 7th day of January 2008.

HSBC INTERNATIONAL TRUSTEE LIMITED, as Trustee of the C&T Trust (a Cayman Islands discretionary trust)

By: /s/Selwyn Au-Yeung
Selwyn Au-Yeung
Authorized Signatory

By: /s/Andrew T. Chan
Andrew T. Chan
Authorized Signatory

FOR AND ON BEHALF OF SILVER ROSE INVESTMENT LIMITED

By: /s/Selwyn Au-Yeung
Selwyn Au-Yeung
Authorized Signatory

By: /s/Andrew T. Chan
Andrew T. Chan
Authorized Signatory

LION INTERNATIONAL MANAGEMENT LIMITED

By: /s/Taki Anaru
Taki Anaru
Authorized Signatory

By: /s/Brent York
Brent York
Authorized Signatory

FOR AND ON BEHALF OF CRYSTAL DAY HOLDINGS LIMITED

By: /s/Selwyn Au-Yeung
Selwyn Au-Yeung
Authorized Signatory

By: /s/Andrew T Chan
Andrew T Chan
Authorized Signatory